Exhibit 16.1

September 22, 2026

United States Securities and Exchange

Commission Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C.

20549

Dear Sirs/Madams,

Re: Darkpulse, Inc.

We have read the statements under item 4.01 in Form 8-K dated September 11, 2026, of Darkpulse, Inc. to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm.

Regards,

Yours faithfully,

For: Boladale Lawal & Co

/s/ Boladale Lawal FCA

Boladale Lawal FCA

Managing Partner/CEO